Exhibit 10.7

PURCHASE AGREEMENT

THIS AGREEMENT (this “Agreement”) is made and entered into effective the 1st day of July 2008 between Viral Genetics, Inc., a Delaware corporation, (“Purchase”) and Michael Capizzano, a California resident, (“Vendor”).

RECITALS

WHEREAS, Purchaser is desirous of acquiring and Vendor is desirous of selling forty-nine (49) shares of common stock representing as of the date hereof forty-nine percent (49%) of the issued and outstanding common stock of White Label Generics, Inc., a California corporation (“White Label”), (the “Shares”) for the Purchase Price (the “Purchase”) as hereinafter defined.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

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ARTICLE I

Section 1.1 The Purchase. Upon execution of this Agreement together with issuance of the Convertible Debenture, Vendor shall sell, transfer and assign and Purchaser shall purchase the Shares for the sum of $100,000 (the “Purchase Price”).

Section 1.2 Directors and Officers of White Label. From and after the date hereof, the directors and officers of White Label serving as directors or officers of White Label immediately prior to the closing shall he the directors and officers following closing.

Section 1.3 Restrictions on Transfer, and Option to Repurchase. Purchaser may not transfer, assign, pledge, encumber or hypothecate the Shares without the prior written consent of Vendor. For a period of 2 years from the date hereof, Vendor shall have the right to acquire the Shares back from Purchaser on terms to be negotiated in good faith by Vendor and Purchaser.

ARTICLE II

Section 2.1 Consideration. Together with this Agreement, Purchaser shall issue to Vendor the Convertible Note in the form attached hereto as Exhibit A.

ARTICLE III

Section 3.1 Representations and Warranties of Vendor. Vendor hereby represents and warrants that to the best of Vendor's knowledge:

(a) White Label is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and basalt the requisite power and authority In own, lease and operate its properties and assets and to carry on business as it is now being conducted;

(b) White Label is duly qualified to do business as a foreign person, and is in good standing, in each jurisdiction where such qualification is necessary;

(c) White Label is not in violation of any provisions gins certificate of incorporation or bylaws;

(d) White Label has one thousand five hundred (1,500) shares of common stock authorized of which one hundred (100) are Issued and outstanding, fully-paid and non-assessable; and

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(e) Vendor has full authority to enter into and perform under this Agreement, has obtained all required consents and authorizations and there are no restrictions on the transfer of the Shares to Purchaser.

Section 3.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants that it:

(a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all the requisite power and authority to own, lease and operate its properties and assigns and to carry on business as it is now being conducted.

(b) is duly qualified to do business as a foreign person, and is in good standing, in each jurisdiction where: the character of it properties or the nature of its activities make such qualification necessary;

(c) is not in violation of any provisions of its certificate of incorporation or bylaws; and

(d) has full power and authority to execute and perform under this Agreement.

Section 3.3 Securities Act and State Securities Laws. The parties wilt take such further action deemed necessary to reasonably rely On exemptions for sales, transfers or issuances of securities under and comply with applicable law with respect to this Agreement. Vendor has received and read all reports Filed by Purchaser with the Securities Exchange Commission on forms 10-KSB, 10-QSB, 8-K and all other public disclosures made by Purchaser.

ARTICLE IV

MISCELLANEOUS

Section 4.1. No Waivers. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law

Section 4.2 Assignment. Except with respect to Vendor's rights to assign the Convertible Note as defined therein, neither this Agreement, nor any right, interest or obligation hereunder, shall be assigned to any of the parties hereto without the prior written consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 4.3 Governing Law. This Agreement shall be governed by the laws of the State of California.

Section 4.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall he deemed an original but all of which together shall constitute one and the same instrument.

Section 4.5 Entire Agreement. This Agreement supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the undersigned intending to be legally bound hereby, have duly executed this Agreement as of the date first stated above.

Michael Capizzano By: /s/ Michael Capizzano

Viral Genetics, Inc.

By: Haig Keledjian
Name: Haig Keledjian
Title: President and CEO

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EXHIBIT A

THIS DEBENTURE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE OR SOLD UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT ANT) APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER OR SALE.

VIRAL GENETICS, INC.

10% CONVERTIBLE DEBENTURE

San Marino, California	$100,000

Issue Date; July 1,2008

FOR VALUE RECEIVED, VIRAL GENETICS, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of Michael Capizzanio or his permitted successors or assigns (the “Holder”) the sum of one hundred thousand dollars ($100.00) in same day funds of the lawful currency of the United States of America, on or before July 1, 2011 (the “Maturity Date”). The Holder may convert amounts of this Debenture into shares (“Conversion Shares”) of the Company's common stock, par value $0.0001 per share (the “Common Stock”), on the terms and subject to the conditions set forth herein.

The Company has issued this Debenture pursuant to a Purchase Agreement, dated as of the date hereof (the "Purchase Agreement”).

1.       PAYMENT.

(a) Principal Payment. The Company shall pay to the Holder, in cash on or before the Maturity Date, the original principal amount of this Debenture (plus unpaid accrued interest thereon); provided, that if the Maturity Date is not a business day, such payment shall be made on the next succeeding business day. The Principal Payment that is due in cash and which is not paid on the Maturity Date shill bear interest until paid at the Default Interest Rate of eighteen percent (18%).

(b) Interest Accrual. This Debenture shall bear interest on the unpaid principal amount hereof ("Interest") at the Applicable Interest Rate of ten percent (10%). The Company shall pay in cash accrued and unpaid Interest on the Maturity Date and on any date on which the entire principal amount of this Debenture is paid in full (each being referred to herein as an “Interest Payment Date").

(c) Prepayment. Company may elect to prepay this note at any time by giving 30 calendar days written advance notice to Holder, during which lime -Holder shall have the right in exercise all rights herein including, without limitation, conversion rights as specified in Section 2.

2.       CONVERSION.

(a) Right to Convert. The Holder shall have the right to convert, at any time and from time to time after the Issue Date, all or any part of the outstanding and unpaid principal and interest amount of this Debenture into such number of fully paid and non-assessable Conversion Shares as is determined in accordance with the terms hereof (a "Conversion").

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(b) Conversion Notice. In order to convert principal of this Debenture, the Holder shall send by facsimile transmission, at any time prior to 5:00 p.m., Pacific Time, on the business day on which the Holder wishes to effect such Conversion (the “Conversion Date”), a properly completed notice of conversion to the Company, in the form set forth on Annex I hereto, stating the amount of principal (and, if the Holder so elects, interest) to be converted and a calculation of the number of shares of Common Stock issuable upon such Conversion (a "Conversion Notice"). The Conversion Notice shall also state the name or names (if not the Holder) it; which the shares of Common Stock that are issuable on such Conversion shall be issued. The Holder shall not be required to physically surrender this Debenture to the Company in order to effect a Conversion, unless such Conversion would represent payment in full of the Debenture. The Company shall maintain a record showing, at any given time, the unpaid principal amount of this Debenture arid the date of each Conversion or other payment of principal hereof.

(c) Number of Conversion Shares; Conversion Price. The number of Conversion Shares to be delivered by the Company pursuant to a Conversion shall be equal to the amount specified in the Conversion Notice divided by the Conversion Price. The Conversion Price is $0.0133 subject to adjustment as provided for in Section 3.

(d) Delivery of Common Stock Upon Conversion. Upon receipt of a Conversion Notice, the Company shall, no later than the close of business on the fifth (5th) Business day following the Conversion Date set forth in such Conversion Notice (the “Delivery Date”), issue and deliver or cause to be delivered to the Holder the number of Conversion Shares determined pursuant to paragraph 3(c) above. The Company shall effect delivery of Conversion Shares to the Holder no later than the close of business on such Delivery Date by delivering to the Holder or its nominee physical certificates representing such Conversion Shares. If any Conversion would create a fractional Conversion Share, such fractional Conversion Share shall be disregarded and the number of Conversion Shares issuable upon such Conversion, in the aggregate, shall be the nearest whole number of Conversion Shares.

3.       ADJUSTMENTS TO CONVERSION PRICE.

(a) Stock Dividends and Stock splits. If the Company, at any time while this Debenture is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Debenture, including as interest thereon), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the class of a subdivision, combination or re-classification.

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(b) Fundamental Transaction. If, at any time while this Debenture is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another entity, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction"), then upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as in the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder’s right to convert such debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and insuring that this Debenture (or city such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(c) Adjustment Upon Dilutive Issuance. If at any time after the Issue Date and prior to the Maturity Date, the Company issues or sells any shares of Common Stock for no consideration or for a consideration per share less than the Conversion Price on the date of such issuance or sale (or deemed issuance or sale) (a “Dilutive Issuance”), then effective immediately upon the Dilutive Issuance, the conversion price shall be adjusted sect, that affective immediately upon such Dilutive Issuance, the Conversion Price shall be adjusted so as to equal the consideration received or receivable by the Corporation (on a per share basis) for the additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance.

4.       MISCELLANEOUS.

(a) Failure to Exercise Rights not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof. All rights and remedies of the Holder hereunder arc cumulative and not exclusive of any rights or remedies otherwise available.

(b) Notices. Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Debenture shall he in writing and shall be deemed delivered (1) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a business day, in which case such delivery will be deemed to be made on the next succeeding business day and (ii) on the next business day after timely delivery to an overnight courier, addressed as follows:

If to the Company:

Viral Genetics, Inc.

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2290 Huntington Drive, #100

San Marino, CA 91108

Attn: Chief Executive Officer

Tel:   626-334-5310

Fax:   626-334-5324

If to the Holder:

Michael Capizzano

178.1 College View Place

Los Angeles, CA 90041

(c) Amendments, No amendment, modification or other chew to, or waiver of any provision if, this Debenture may be made unless such amendment, modification or change is set forth in writing and is signed by the Company and the Holder.

(d) Transfer of Debenture. The Holder may sell, transfer or otherwise dispose of all or any part of this Debenture (including without limitation pursuant to a pledge) to any person or entity as long as such sale, transfer or disposition is the subject of effective registration statement under the Securities Act and applicable state securities laws, or is exempt from registration thereunder. From and after the date or any such sale, transfer or disposition, the transferee hereof shall be deemed to be the holder of a Debenture in the principal amount acquired by such transferee, and the Company shall, as promptly as practicable, issue and deliver to such transferee a new Debenture identical in all respects to this Debenture, in the name of such transferee. The Company shall be entitled to treat the original Holder as the holder of this entire Debenture unless and until it receives written notice of the sale, transfer or disposition hereof.

(e) Lost or Stolen Debenture. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Debenture, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Debenture, if mutilated, the Company shall execute and deliver to the Holder a new Debenture identical in all respects to this Debenture.

(f) Governing Law. This Debenture shall be governed by the laws of the Stare of California.

(g) Successors and Assigns. The terms and conditions of this Debenture shall inure to the benefit of and be binding upon the respective successors (whether by merger or otherwise) and permitted assigns of the Company and the Holder. The Company may not assign its rights or obligations under this Debenture except as specifically required or permitted pursuant to the terms hereof.

(h) Usury. This Debenture is subject to the express condition that at no time shall the Company be obligated or required to pay interest hereunder at a rate which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Company is permitted by applicable law to contract or agree to pay, if by the terms of this Debenture, the Company is at any time required or obligated to pay interest hereunder at a rate in excess of such maximum rate, the rate of interest under this Debenture shall be deemed to be immediately reduced to such maximum rate and the interest payable shall he computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Debenture.

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IN WITNESS WHEREOF, the Company has caused this Debenture to be signed in its name by its duly authorized officer on the date first above written.

VIRAL GENETICS,INC.

By: /s/ Haig Keledjian

       Name: Haig Keledjian

       Title, CEO, President

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ANNEX I

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal or and/or interest accrued on the Convertible Debenture (the "Debenture”)) issue by VIRAL GENETICS, Inc. (the “Corporation”) into shares of common stock ("Common Stock”) of the Company according to the terms and conditions of the Debenture. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Debenture.

Date of Conversion:

Principal Amount of Debenture to be Converted:

Amount of Interest to be Converted:

Number of Shares of Common Stock to be issued:

Name of Holder:

Address:

Signature
Name:
Title:

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